UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): November 14, 2007

CYBERFUND, INC

(Exact Name of Registrant as Specified in Charter)

Oklahoma	0-18565	93-0947570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ROK House, Kingswood Business Park Holyhead Road, Albrighton Wolverhampton WV7 3AU United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-44-1902-374896

5447 NW 42nd Avenue
Boca Raton, Florida 33496

(Former name or former address, if changed since last report)

With a copy to:
Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, New York 10166
Attn: Spencer G. Feldman, Esq.
Phone: (212) 801-9200
Fax: (212) 801-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CYBERFUND, INC.

(Operating as ROK Entertainment Group Limited)

November 14, 2007

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 14, 2007, we completed a share exchange transaction pursuant to the terms of a Share Exchange Agreement, dated as of April 27, 2007, as amended by Amendment No. 1 thereto dated July 10, 2007, Amendment No. 2 thereto dated as of November 12, 2007, and Amendment No. 3 thereto dated as of November 14, 2007 (as so amended, the Share Exchange Agreement). Under the Share Exchange Agreement, we acquired substantially all of the outstanding ordinary shares of ROK Entertainment Group Limited, a corporation organized under the laws of England and Wales. ROK designs and develops technology to deliver audio-visual content to mobile phones, including delivery of games, television feeds, recorded entertainment and other programming. ROK also owns a company that conducts on-line sales of diamonds and diamond jewelry. As a result of the share exchange transaction, ROK became our subsidiary, with ROK’s former shareholders acquiring a majority of the outstanding shares of our common stock. A copy of the Share Exchange Agreement was included as an exhibit to our current report on Form 8-K, dated as of April 27, 2007, which was filed with the U.S. Securities and Exchange Commission on May 1, 2007, and the amendments to the Share Exchange Agreement are being filed as exhibits to this current report.

We intend to reincorporate our company to the state of Delaware from Oklahoma and change our corporate name to ROK Entertainment Group Inc., upon stockholder approval in accordance with applicable federal securities and state corporate law. In connection with the name change, we will also seek to obtain a new ticker symbol for quotation on the OTC Bulletin Board.

We are filing this current report on Form 8-K for the purpose of providing summary information regarding ROK and the share exchange transaction. We expect to file a more complete Form 8-K setting forth the information required by Items 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01 of that Form within the time periods permitted by Form 8-K, including Item 9.01(c) thereof. In addition, ROK issued a press release announcing the closing of the share exchange transaction. A copy of the press release is filed as an exhibit to this report.

The Share Exchange Transaction

Pursuant to the Share Exchange Agreement, we issued 45,956,161 shares of our common stock, par value $.001 per share, in exchange for substantially all the ordinary shares of ROK. At closing, shareholders of ROK received approximately 5.56 shares of our common stock for each ordinary share of ROK in the share exchange transaction. As a result, at closing we issued 45,956,161 shares of our common stock to the former shareholders of ROK, representing 92% of our outstanding common stock following the share exchange transaction, in exchange for the outstanding ordinary shares of ROK. The consideration issued in the share exchange transaction was determined as a result of arm’s-length negotiations between the parties.

In addition, all outstanding stock options issued by ROK prior to the closing of the share exchange transaction to purchase ordinary shares of ROK were amended to become stock options to purchase our common stock on substantially same terms and conditions as those options issued by ROK under its previous option scheme, except that the number of shares issuable upon the exercise of such options was amended to reflect the applicable share exchange ratio. At the closing of the share exchange transaction, these options were amended to become stock options to purchase 6,599,389 shares of our common stock.

On November 10, 2007, prior to the closing of the share exchange transaction, our board of directors and holders of a majority of our shares of common stock adopted and approved a new 2007 Incentive Compensation Plan. The purpose of the 2007 Incentive Compensation Plan is to attract, motivate, retain and reward high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us and our subsidiaries by enabling such persons to acquire or increase a proprietary interest in us. The plan, which is subject to necessary stockholder notification, will initially reserve 9,000,000 authorized, unissued shares of common stock for grant awards.

The shares of our common stock issued to the former holders of ROK ordinary shares as part of the share exchange transaction were not registered under the Securities Act of 1933, as amended. These shares may not be sold or offered for sale in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, or an applicable exemption from the registration requirements. Certificates evidencing these shares of common stock contain a legend stating the same.

Changes Resulting from Share Exchange Transaction

We intend to carry on ROK’s business as our sole line of business. ROK is based in Wolverhampton, England, and is engaged in the business of delivering audio-visual content to mobile phones. We have relocated our executive offices to those of ROK at ROK House, Kingswood Business Park, Holyhead Road, Albrighton, Wolverhampton, WV7 3AU, United Kingdom. Our telephone number is 011-44-1902-374896, and our website is located at www.rokcorp.com. The contents of ROK’s website are not part of this current report and should not be relied upon with respect thereto.

Prior to the share exchange transaction, there were no material relationships between us and ROK or any of our respective affiliates, directors or officers, or any associates of the respective officers or directors. All of our pre-share exchange liabilities were extinguished prior to the completion of the share exchange transaction.

Under Oklahoma law, we did not need the approval of our stockholders to complete the share exchange transaction. The share exchange transaction was previously approved by substantially all of the holders of ROK ordinary shares under the Companies Law of England and Wales.

Expansion of Board of Directors; Management

In accordance with our by-laws for filling newly-created board vacancies, Mark G. Hollo and William J. Reilly, existing Cyberfund directors, appointed Jonathan Kendrick and Laurence Alexander, previous directors of ROK, to serve as additional directors of our company effective at the closing of the share exchange transaction. James Kendrick, Lord (Benjamin) Mancroft and Alex Renny were also appointed as directors effective upon compliance by us with the provisions of Section 14(f) of the Securities Exchange Act and Rule 14f-1 under that act.

On November 14, 2007, Jonathan Kendrick was appointed as our Chairman of the Board, Laurence Alexander was appointed as our President and Chief Executive Officer, James Kendrick was appointed as our Chief Operating Officer and Alex Renny was appointed as our Chief Financial Officer. At the same time, Messrs. Hollo and Reilly resigned as officers of our company.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control

The share exchange transaction is being accounted for as a “reverse acquisition,” since the former shareholders of ROK own a majority of the outstanding shares of our common stock immediately following the transaction. ROK is deemed to be the acquirer in the reverse acquisition and, consequently, the assets and liabilities and the historical operations that will be reflected in our financial statements will be those of ROK and will be recorded at the historical cost basis of ROK. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company. Further, as a result of the issuance of 45,956,161 shares of our common stock, a change in control of our company occurred on the closing date of the share exchange transaction. We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, following the share exchange transaction.

Item 3.02. Unregistered Sales of Equity Securities.

The shares of our common stock issued to former holders of ROK ordinary shares in connection with the share exchange transaction were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering or under Regulation D promulgated pursuant to the Securities Act of 1933. The common stock was not registered under the Securities Act, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.01. Change in Control of Registrant.

The information set forth above in Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.06. Change in Shell Company Status.

As a result of the completion of the share exchange transaction described in Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K, which is incorporated herein in its entirety, we ceased being a “shell company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(c)
Shell Company Transactions. The historical financial statements and pro forma financial information required to be filed under paragraphs (a) and (b) of this Item 9.01 will be filed by amendment on or before November 20, 2007.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

2.1	Share Exchange Agreement, dated as of April 27, 2007, between Cyberfund, Inc. and ROK Entertainment Group Limited.(1)

2.2	Amendment No. 1 to Share Exchange Agreement, dated July 10, 2007, between Cyberfund, Inc. and ROK Entertainment Group Limited.

2.3	Amendment No. 2 to Share Exchange Agreement, dated as of November 12, 2007, between Cyberfund, Inc. and ROK Entertainment Group Limited.

2.4	Amendment No. 3 to Share Exchange Agreement, dated as of November 14, 2007, between Cyberfund, Inc. and ROK Entertainment Group Limited.

10.1	2007 Incentive Compensation Plan.(2)

21.1	Subsidiaries of the Registrant.

99.1	Press release issued by Cyberfund, Inc. on November 15, 2007.

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(1) Incorporated by reference to the exhibits included with our current report on Form 8-K, dated April 27, 2007, and filed with the SEC on May 1, 2007.

(2) To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 15, 2007	CYBERFUND, INC.

	By:	/s/ Laurence Alexander
Laurence Alexander
President and Chief Executive Officer